Exhibit 99.1

FOR RELEASE:	INVESTOR CONTACT:	Sandy Fabre
May 18, 2010 at 11:00 a.m. PDT		Nordstrom, Inc.
206-303-3278

	MEDIA CONTACT:	Colin Johnson
Nordstrom, Inc.
206-373-3036

Nordstrom Increases Its Regular Quarterly Dividend

SEATTLE, Wash. – (May 18, 2010) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors declared a quarterly dividend of 20 cents per share, an increase of 4 cents or 25% over the previous quarter’s dividend. The dividend is payable on June 15, 2010, to shareholders of record on May 28, 2010.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers, with 193 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 114 full-line stores, 76 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through its online presence at www.nordstrom.com and through its catalogs. Nordstrom, Inc’s common stock is publicly traded on the NYSE under the symbol JWN.

###